Exhibit 13

1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Megan A. Maitia, Bar No. 285271 megan@summaLLP.com Jennifer L. Williams, Bar No. 268782 jenn@summallp.com SUMMA LLP 1010 Sycamore Avenue, Unit 117 South Pasadena, California 91030 Telephone: (213) 260-9452/54 Facsimile: (213) 835-0939 Attorneys for Plaintiffs UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA ? WESTERN DIVISION WEIRD SCIENCE LLC and WILLIAM ANDERSON WITTEKIND, derivatively on behalf of RENOVARO BIOSCIENCES, INC. Plaintiff, v. RENÉ SINDLEV, MARK DYBUL, GREGG ALTON, JAMES SAPIRSTEIN, JAYNE McNICOL, HENRIK GRØNFELDT-SØRENSEN, CAROL L. BROSGART, RS GROUP APS, RS BIO APS, PASECO APS, OLE ABILDGAARD, KARSTEN REE HOLDING I APS, KARSTEN REE HOLDING B APS, KARSTEN REE, PO-MA INVEST APS, TBC INVEST A/S, TORBEN BJORN CHRISTENSEN, K&L GATES LLP, CLAYTON E. PARKER, and LINCOLN PARK CAPITAL FUND LLC, Defendants, Case No.: 2:24-cv-00645 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER AND ORDER TO SHOW CAUSE WHY A PRELIMINARY INJUNCTION SHOULD NOT ISSUE (FRCP 65(b)(1)(A) AND (B)) [Declaration of Megan A. Maitia and Proposed order filed concurrently] Hearing not set; Plaintiffs request a hearing on or before Wednesday, January 24, 2024 at the close of business (based on irreparable harm to occur on January 25, 2024) Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 1 of 31 Page ID #:109

ii PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and RENOVARO BIOSCIENCES INC., Nominal Defendant. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 2 of 31 Page ID #:110

iii PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TO THE COURT, ALL PARTIES, AND THEIR COUNSEL AND ATTORNEYS OF RECORD: Plaintiffs Weird Science LLC and William Anderson Wittekind (Plaintiffs), by and through their counsel of record, apply ex parte for a temporary restraining order and order to show cause why a preliminary injunction should not be issued under Federal Rule of Civil Procedure 65(b)(1)(A) and (B). Plaintiffs bring this action derivatively on behalf of Renovaro Biosciences, Inc. (Renovaro) against René Sindlev (Renovaro Chairman of the Board), Mark Dybul (Chief Executive Officer), and certain members of Renovaro's Board of Directors, Gregg Alton, James Sapirstein, Jayne McNicol, Henrik Grønfeldt-Sørensen, and Carol L. Brosgart. Through this ex parte application, Plaintiffs seek an emergency temporary restraining order requiring the Renovaro Board of Directors (the Board) to remedy or otherwise address multiple violations of federal securities laws before a special meeting of stockholders noticed for January 25, 2024. Case law is clear that when facing a shareholder vote, after-the-fact remedies are inadequate and injunctive relief should be granted. Such relief is appropriate here. The date of this filing is the soonest possible date that Plaintiffs could file this action and seek this ex parte relief. The definitive proxy statement in connection with the January 25, 2024 Special Meeting was filed with the SEC on January 3, 2024 and it was supplemented on January 16, 2024, providing new information related to the injunctive relief requested in this application. (Maitia Decl. ¶¶ 6-7.) Plaintiffs provided a copy of the draft Complaint and gave notice of this ex parte application directly to Sindlev, Dybul, K&L Gates attorney Clayton E. Parker, and other K&L Gates attorneys on Friday, January 19, 2024 at 2:26 p.m. Plaintiffs, through counsel, followed up with representatives for Defendants again on Monday, January 22, 2024, seeking the point of contact for counsel for the Board, and seeking Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 3 of 31 Page ID #:111

iv PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the Board's position on the Complaint and anticipated ex parte application. (Maitia Decl. ¶¶ 9-10.) On January 22 at 7:56 p.m., Plaintiffs, through counsel, were first notified that Vedder Price represented the Board. The Parties met and conferred by telephone on January 23, 2024 at 9:00 a.m. and continued to meet and confer by email throughout the day but did not come to a resolution short of filing this action and application for emergency relief. Plaintiffs will immediately serve Vedder Price with all filings and continue to coordinate with counsel. (Maitia Decl. ¶ 11.) This application is based on the attached memorandum of points and authorities, declaration of counsel, Megan A. Maitia, the operative Complaint and pleadings on file with the Court, all matters of which this Court may properly take judicial notice, any other evidence or oral argument as the Court may consider in connection with this application; and any other matters that may properly come before this Court at or before any hearing on this application. Dated: January 23, 2024 Respectfully submitted By: Megan A. Maitia Jennifer L. Williams SUMMA LLP Attorneys for Plaintiffs Weird Science LLC and William Anderson Wittekind Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 4 of 31 Page ID #:112

v PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TABLE OF CONTENTS I. INTRODUCTION .............................................................................................................. 1 II. GROUNDS FOR EMERGENCY INJUNCTIVE RELIEF ..................................... 2 A. Repeated unlawful transactions involving Renovaro insiders provides the backdrop for emergency relief before the Special Meeting. .............................. 3 B. The Special Meeting should be enjoined until the Board supplements the Proxy Statement so that it is not materially misleading under Section 14(a) of the 1943 Act and Rule 14a-9................................................................................. 3 C. The Board should be enjoined from counting at the Special Meeting shares that are beneficially owned by reporting persons not compliant with Section 13(d). ................................................................................................................................ 5 III. LEGAL STANDARD ........................................................................................................ 6 IV. ARGUMENT ....................................................................................................................... 7 A. Success on the merits ? false and misleading statements in the Proxy Statement and Proxy Statement Supplement (Section 14(a)). ........................... 7 1. The fairness opinion. ........................................................................................ 8 2. The power to vote shares held by Paseco. ................................................ 10 3. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube transaction. . 12 4. Material omissions about the automatic conversion of the Series A Preferred stock just before the closing under the Stock Purchase Agreement. ........................................................................................................ 14 B. Success on the merits ? non-compliant disclosures under Section 13(d). .... 15 1. Sindlev, RS Group, and RS Bio's non-compliance with Section 13(d). .................................................................................................................. 16 2. Abildgaard and Paseco's non-compliance with Section 13(d). ........... 17 3. Karsten Ree, Torben Bjørn Christensen, and their holding companies non-compliance with Section 13(d). .......................................................... 20 C. Shareholders of Renovaro Biosciences, Inc. will suffer irreparable injury without injunctive relief. ........................................................................................... 21 D. Defendants will suffer no cognizable harm from an injunction. ..................... 22 E. The public interest favors equitable relief. ........................................................... 23 F. No bond is necessary. ................................................................................................. 23 Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 5 of 31 Page ID #:113

vi PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TABLE OF AUTHORITIES Cases Ahlman v. Barnes, 2020 WL 3547960 (9th Cir. June 17, 2020) ................................. 23 Allergan, Inc. v. Valeant Pharm. Int'l, Inc., No. SACV 14?1214 DOC(ANx), 2014 WL 5604539 (C.D. Cal. Nov. 4, 2014) .................................................................... 21 Alliance for the Wild Rockies v. Cottrell, 632 F.3d 1127 (9th Cir. 2011) ..................... 7 Appel v. Berkman, 180 A.3d 1055 (Del. 2018) ............................................................. 8 Arcturus Therapeutics Ltd. v. Payne, 2018 WL 2316790 (S.D. Cal. May 22, 2018) . 22 Bender v. Jordan, 439 F. Supp. 2d 139 (D.D.C. 2006) .......................................... 21, 23 Connecticut Gen. Life Ins. Co. v. New Images of Beverly Hills, 321 F.3d 878 (9th Cir. 2003) ......................................................................................................................... 23 Desaigoudar v. Meyercord, 223 F.3d 1020 (9th Cir. 2000) .......................................... 7 Diaz v. Brewer, 656 F.3d 1008 (9th Cir. 2011) ............................................................ 23 Dreiling v. Am. Online Inc., 578 F.3d 995 (9th Cir. 2009) ......................................... 15 E.ON AG v. Acciona, S.A., 468 F. Supp. 2d 537 (S.D.N.Y. 2006) ............................. 22 Farris v. Seabrook, 677 F.3d 858 (9th Cir. 2012) ......................................................... 6 Flynt Distrib. Co. v. Harvey, 734 F.2d 1389 (9th Cir. 1984) ........................................ 6 Granny Goose Foods, Inc. v. Bhd. of Teamsters & Auto Truck Drivers, 415 U.S. 423 (1974) ......................................................................................................................... 6 In re Netsmart Technologies, Inc. Shareholders Litigation, 924 A.2d 171 (Del. Ch. 2007) ....................................................................................................................... 5, 8 Lichtenberg v. Besicorp Group, 43 F.Supp.2d 376 (S.D.N.Y.1999) .......................... 21 Meridian OHC Partners, LP v. Davis, 2018 WL 1368266 (D. Nev. Mar. 15, 2018) . 21 Morrison Knudsen Corp. v. Heil, 705 F. Supp. 497 (D. Idaho 1988) ......................... 22 Novartis Consumer Health, Inc. v. Johnson & Johnson-Merck Consumer Pharms. Co., 290 F.3d 578 (3d Cir. 2002) ............................................................................. 23 Piper v. Chris-Craft Indus., Inc., 430 U.S. 1 (1977) ..................................................... 7 SEC v. Asset Mgmt. Corp., 456 F. Supp. 998 (S.D. Ind. 1978) ................................... 23 SEC v. Murphy, 626 F.2d 633 (9th Cir. 1980) ............................................................ 22 SEC v. Pattison, 2011 WL 723600 (C.D. Cal. Dec. 23, 2011) ..................................... 7 SEC v. Randolph, 736 F.2d 525 (9th Cir. 1984) ............................................................ 7 SEC v. Rind, 991 F.2d 1486 (9th Cir. 1993) ................................................................ 23 Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 6 of 31 Page ID #:114

vii PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 St. Louis Police Ret. Sys. v. Severson, 2012 WL 5270125 (N.D. Cal. Oct. 23, 2012) .. 7 Stuhlbarg Int'l Sales Co. v. John D. Brush & Co., 240 F.3d 832 (9th Cir. 2001) ........ 6 Taseko Mines Ltd. v. Raging River Cap., 185 F. Supp. 3d 87 (D.D.C. 2016) ...... 22, 23 TSC Industries Inc. v. Northway, Inc., 426 U.S. 438 (1976) ......................................... 8 Univ. of Tex. v. Camenisch, 451 U.S. 390 (1981) ......................................................... 6 Vento v. Curry, 2017 WL 1076725 (Del. Ch. Mar. 22, 2017) ...................................... 8 Winter v. NRDC, Inc., 555 U.S. 7 (2008) ...................................................................... 6 Statutes 15 U.S.C. § 78m(d)(1) ................................................................................................... 6 15 U.S.C. § 78m(d)(5) ................................................................................................. 17 15 U.S.C. § 78m(d). ..................................................................................................... 15 17 C.F.R. § 240.13d?101 ............................................................................................. 16 17 C.F.R. § 240.14a?9 ................................................................................................... 7 17 CFR § 229.403 ..................................................................................................... 3, 11 Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 7 of 31 Page ID #:115

1 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 MEMORANDUM OF POINTS AND AUTHORITIES I. INTRODUCTION Renovaro Biosciences, Inc. is a pre-clinical biotech company, incorporated in Delaware with a principal place of business in Los Angeles, California. Renovaro's common stock is listed on the NASDAQ under the symbol RENB. Plaintiffs filed this action derivatively on behalf of Renovaro to recover damages and seek injunctive relief caused by violations of federal securities laws, corporate waste, and breaches of fiduciary duty under Delaware corporate law. These violations are being committed by Renovaro's Directors and Officers; other Renovaro insiders and investors, who continue to unlawfully profit off material nonpublic information (MNPI) related to Renovaro; and Renovaro's outside counsel K&L Gates LLP (K&L Gates) and Clayton E. Parker, a partner at K&L Gates. Before the court is an emergency application for a temporary restraining order in connection with the special meeting of stockholders noticed for January 25, 2024 (Special Meeting), as described in the definitive proxy statement filed with the SEC on January 3, 2024 (Proxy Statement),1 as supplemented on January 16, 2024 (Proxy Statement Supplement).2 This Special Meeting and Proxy Statement relate to Renovaro's proposed acquisition of GEDi Cube Intl Ltd. (GEDi Cube) under a Stock Purchase Agreement dated September 28, 2023, as amended on December 20, 2023 (Stock Purchase Agreement). This agreement followed a Letter of Intent (LOI) between Renovaro and GEDi Cube executed on August 1, 2023. Plaintiffs seek emergency injunctive relief to address multiple violations of federal securities laws before the Special Meeting. Case law is clear that when facing 1 The Proxy Statement, published through the SEC's Edgar website, is available here. For the Court's convenience, each of the hyperlinks in this brief correspond with the online version of the cited SEC filing. 2 The Proxy Statement Supplement is available here. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 8 of 31 Page ID #:116

2 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 a shareholder vote, after-the-fact remedies are inadequate and injunctive relief should be granted. Such relief is appropriate here. II. GROUNDS FOR EMERGENCY INJUNCTIVE RELIEF The Special Meeting on January 25, 2024 will put forth several matters for Renovaro stockholders to consider and vote on related to the proposed GEDi Cube acquisition through the Stock Purchase Agreement. See SEC Form 8-K filed September 29, 2023 and Exh. 2.1. Through the acquisition, Renovaro has agreed to acquire all outstanding GEDi Cube shares in exchange for Renovaro shares. According to the Proxy Statement, after the closing, former GEDi Cube shareholders will own approximately 49% of Renovaro's shares, diluting the voting power of existing (pre-closing) Renovaro stockholders essentially by half. The former GEDi Cube shareholders are also each entitled to receive post-closing Earn-Out Shares upon the conversion or exercise of any Renovaro derivative securities. To accommodate the number of shares issuable to the GEDi Cube shareholders under the Stock Purchase Agreement (including shares issuable to an unnamed consultant), Renovaro needs stockholders to approve a charter amendment to increase its number of authorized shares of common stock from one hundred million (100,000,000) to three hundred fifty million (350,000,000), an increase of 250%. Renovaro also seeks stockholder approval to (a) reprice its outstanding stock options to an exercise price equal to the closing price on the date of the closing under the Stock Purchase Agreement and (b) increase the number of authorized shares issuable under its 2023 equity incentive plan by 5,000,000. A quorum at the Special Meeting requires the presence of at least one-third of the outstanding shares of common stock and Series A Preferred Stock. Once there is a quorum, approval of each matter before the stockholders requires the affirmative vote of a majority of the votes cast at the Special Meeting. Plaintiffs seek three categories of emergency injunctive relief before the Special Meeting. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 9 of 31 Page ID #:117

3 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 A. Repeated unlawful transactions involving Renovaro insiders provides the backdrop for emergency relief before the Special Meeting. Renovaro's board of directors (the Board) has engaged in a troubling pattern of authorizing spring-loaded transactions with insiders René Sindlev (Sindlev), Sindlev's companies RS Bio ApS (RS Bio) and RS Group ApS (RS Group), Ole Abildgaard (Abildgaard), and Abildgaard's company Paseco ApS (Paseco) on terms grossly unfair to Renovaro and its stockholders. Sindlev is Chairman of the Renovaro Board. According to the Proxy Statement, Sindlev beneficially owns 21.34% of Renovaro's outstanding common stock, making him the largest investor in the Company. See Proxy Statement at p.167. Abildgaard has a close personal and business relationship with Sindlev. Despite his lack of a formal title, Abildgaard has high-level access to Renovaro business matters, and he has repeatedly asserted management authority or influenced control over Renovaro. According to the Proxy Statement, Paseco owns 15.09% of Renovaro's outstanding common stock, but the Proxy Statement omits that Abildgaard has the power to vote and the power to dispose of such shares. See id. This omission is material because it violates the applicable SEC disclosure regulation. See 17 CFR § 229.403 . The Board has consistently permitted Sindlev and Abildgaard, through their holding companies, to buy Renovaro securities for inadequate consideration (in some cases involving Paseco, for no consideration) or at spring-loaded prices just ahead of Renovaro's release of positive MNPI. See Dkt. 1, Compl. ¶¶ 5-8. These transactions violated Rules 10b-5(a) and (c) under the Exchange Act of 1934 Act (the 1934 Act), and they inform the Section 14(a) and Section 13(d) violations that are the basis for Plaintiffs' requested emergency relief. B. The Special Meeting should be enjoined until the Board supplements the Proxy Statement so that it is not materially misleading under Section 14(a) of the 1943 Act and Rule 14a-9. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 10 of 31 Page ID #:118

4 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 The Proxy Statement related to the January 25, 2024 Special Meeting, as supplemented by the Proxy Statement Supplement, contains false and misleading information relevant to the issues shareholders are being asked to consider and vote on at the Special Meeting. Fairness opinion. The Board agreed in the Stock Purchase Agreement to use commercially reasonable efforts to obtain a "fairness opinion" from an investment bank that the consideration to be paid to the GEDi Cube shareholders (i.e., the number of Renovaro shares, including Earn-Out shares) is fair, from a financial point of view, to Renovaro, and the Board's receipt of a fairness opinion was a condition of closing, absent a waiver in writing by Renovaro. And yet, the Proxy Statement never mentioned the fairness opinion at all, much less any efforts by Renovaro to comply with the reasonable-efforts covenant. The Proxy Statement Supplement confirmed that it wasn't until January 10, 2024 that the Board first met and considered the fairness opinion and, after consulting with K&L Gates, directed Renovaro management to waive the condition. But the Board's purported reason for the waiver is simply incredible and raises serious questions about the role of an unnamed "consultant" in the Proxy Statement Supplement, which Plaintiff has a reasonable belief is Abildgaard or his Company Paseco. Abildgaard's power over Paseco shares, and consulting fees related to GEDi Cube transaction. Renovaro and its counsel K&L Gates know that Abildgaard owns and controls Paseco. Renovaro's Proxy Statement, in turn, purports to disclose beneficial ownership in the Principal Stockholders Table. Proxy Statement at p.167 ("The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of the Record Date by [] each person known by Renovaro to be the beneficial owner of more than 5% of outstanding shares of Common Stock."). And yet, the Proxy Statement omits that Abildgaard has sole power to vote and sole power to dispose of the shares held by Paseco, the third largest Renovaro shareholder. The Proxy Statement also omits that on or about October 23, 2023, Paseco received Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 11 of 31 Page ID #:119

5 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 1,000,000 shares as consideration for consulting services rendered to Renovaro in connection with the Stock Purchase Agreement. Conversion of Series A Preferred Stock. The Proxy Statement omits that Renovaro's Series A Preferred Stock will automatically convert into common stock right before the closing under the Stock Purchase Agreement. Each Series A Preferred Stock converts into 10 shares of common stock. Sindlev and Abildgaard collectively own 413,745 shares of Series A Preferred Stock, convertible to 4,137,450 shares of common stock. The closing of the GEDi Cube transaction will therefore dilute existing Renovaro's stockholders' voting power more than the Proxy Statement suggests, and the pro forma information in the Proxy Statement disclosing the number of shares issuable to the GEDi Cube shareholders at closing and the number of Earn-Out Shares issuable to the GEDi Cube shareholders after the closing do not reflect the automatic conversion. Once a topic is broached in a Proxy Statement, a duty attaches to provide information that is "materially complete and unbiased by the omission of material facts." In re Netsmart Technologies, Inc. Shareholders Litigation, 924 A.2d 171, 203 (Del. Ch. 2007). The issues identified above?individually and taken together?are materially incomplete, rendering them false and misleading under Section 14(a) of the 1934 Act and Rule 14a-9. Emergency injunctive relief is warranted requiring Renovaro to supplement the Proxy Statement to disclose this information. C. The Board should be enjoined from counting at the Special Meeting shares that are beneficially owned by reporting persons not compliant with Section 13(d). Sindlev, Abildgaard, shareholders Karsten Ree and Torben Bjorn Christensen, and each of their entities over which they exercise sole control are in violation of their obligations under Section 13(d) of the 1934 Act and Rules 13d-1(a) and 13d-2(a). These rules, and the timely filing of a Schedule 13D, impose a bright-line disclosure rule: any person or group acting together that has accumulated more than 5% of a Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 12 of 31 Page ID #:120

6 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 company's outstanding shares must, within 10 days, file a public disclosure with the SEC that details, among other things, the owner's background, how they acquired the stock, and any contracts, arrangements, or understandings regarding the transfer of any of the securities. 15 U.S.C. § 78m(d)(1). Emergency injunctive relief is warranted, and the securities beneficially owned by these defendants should be enjoined from being counted at the Special Meeting, either directly or by proxy and either for purposes of a quorum or the votes cast on any proposal, until each of them files the required Schedule 13D(s) and the required amendments to such Schedule 13Ds, including disclosure, if applicable, of their membership of any "group" within the meaning of Section 13(d)(3) of the 1934 Act. III. LEGAL STANDARD "The underlying purpose of a TRO is to preserve the status quo and prevent irreparable harm before a preliminary injunction hearing may be held." Granny Goose Foods, Inc. v. Bhd. of Teamsters & Auto Truck Drivers, 415 U.S. 423, 439 (1974). Because "[t]he urgency of obtaining a preliminary injunction necessitates a prompt determination," Flynt Distrib. Co. v. Harvey, 734 F.2d 1389, 1394 (9th Cir. 1984), relief is granted based on "procedures that are less formal and evidence that is less complete than in a trial on the merits," Univ. of Tex. v. Camenisch, 451 U.S. 390, 395 (1981). TROs are granted on the same standard as preliminary injunctions. See Stuhlbarg Int'l Sales Co. v. John D. Brush & Co., 240 F.3d 832, 839 n.7 (9th Cir. 2001). A plaintiff may secure a TRO upon a showing that: (1) it is likely to succeed on the merits, (2) it is likely to suffer irreparable harm in the absence of preliminary relief, (3) the balance of equities tips in its favor, and (4) an injunction is in the public interest. Farris v. Seabrook, 677 F.3d 858, 864 (9th Cir. 2012) (citing Winter v. NRDC, Inc., 555 U.S. 7, 20 (2008)). "Serious questions going to the merits and a hardship balance that tips sharply towards the plaintiff can support issuance of a preliminary injunction, so long as the plaintiff also shows that there is a likelihood of Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 13 of 31 Page ID #:121

7 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 irreparable injury and that the injunction is in the public interest." All. for the Wild Rockies v. Cottrell, 632 F.3d 1127, 1135 (9th Cir. 2011) (cleaned up). IV. ARGUMENT At issue before the Court is Defendants' non-compliance with federal securities laws, mandating a temporary restraining order requiring proper disclosure under SEC regulations before the January 25, 2024 Special Meeting. Injunctive relief is "the primary statutory remedy for violations of the federal securities laws." SEC v. Pattison, 2011 WL 723600, at *1 (C.D. Cal. Dec. 23, 2011), citing SEC v. Randolph, 736 F.2d 525, 529 (9th Cir. 1984). Invalidating a shareholder vote later, and "unwinding any transactions that might be made in reliance on the results[], all point to the conclusion that a post hoc remedy is inadequate." St. Louis Police Ret. Sys. v. Severson, 2012 WL 5270125, at *6 (N.D. Cal. Oct. 23, 2012); cf. Piper v. Chris-Craft Indus., Inc., 430 U.S. 1, 41-42 (1977). The evidence below supports emergency injunctive relief. A. Success on the merits ? false and misleading statements in the Proxy Statement and Proxy Statement Supplement (Section 14(a)). Under Section 14(a) of the Exchange Act and SEC Rule 14a?9, proxy statements are prohibited from being "false or misleading with respect to any material fact," or from "omitting [] any material fact necessary in order to make the statements therein not false or misleading." 17 C.F.R. § 240.14a?9. It is "designed to prevent management or others from obtaining authorization for corporate action by means of deceptive or inadequate disclosure in proxy solicitation." Desaigoudar v. Meyercord, 223 F.3d 1020, 1024 (9th Cir. 2000) (cleaned up). Section 14(a) accordingly requires a plaintiff to establish that "(1) a proxy statement contained a material misrepresentation or omission which (2) caused the plaintiff injury and (3) that the proxy solicitation itself, rather than the particular defect in the solicitation materials, was an essential link in the accomplishment of the transaction." Id. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 14 of 31 Page ID #:122

8 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Relevant here, a misrepresentation or omission is considered material if a reasonable shareholder would have considered it important when deciding how to vote. TSC Indus. Inc. v. Northway, Inc., 426 U.S. 438, 449 (1976). While what information is (or is not) disclosed in a proxy is important, so too is how the information is disclosed. Under Delaware law, "when a board chooses to disclose a course of events or to discuss a specific subject, it has long been understood that it cannot do so in a materially misleading way, by disclosing only part of the story, and leaving the reader with a distorted impression." Appel v. Berkman, 180 A.3d 1055, 1064 (Del. 2018). "Partial disclosure, in which some material facts are not disclosed or are presented in an ambiguous, incomplete, or misleading manner, is not sufficient to meet a fiduciary's disclosure obligations." Id. at 1064. Under the so-called "buried facts" doctrine, "[d]isclosure is inadequate if the disclosed information is ?buried' in the proxy materials." Vento v. Curry, 2017 WL 1076725, at *3 (Del. Ch. Mar. 22, 2017), at *4 ("A stockholder should not have to go on a scavenger hunt to try to obtain a complete and accurate picture of a [] transaction."). "[A]lthough stockholders are assumed to be skilled readers, proxy statements are not intended to be mysteries to be solved by their audience." Appel, 180 A.3d at 1064; Here, in several ways, the Board breached its duty to provide information in the Proxy Statement that is "materially complete and unbiased by the omission of material facts." In re Netsmart Technologies, Inc. Shareholders Litigation, 924 A.2d at 203. 1. The fairness opinion. Section 5.29 of the Stock Purchase Agreement provides "[Renovaro] will use its commercially reasonable efforts to cause an investment bank to issue to [Renovaro] an opinion to the effect that, as of the Closing Date, the consideration to be paid to the Sellers pursuant to the terms of [the Stock Purchase Agreement] is fair, from a financial Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 15 of 31 Page ID #:123

9 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 point of view, to Renovaro." Section 7.29 of the Stock Purchase Agreement provides that it is a condition of Renovaro's obligation to disclose (unless waived in writing by Renovaro) that the Board receive such an opinion from an investment bank. Despite these express terms, the Proxy Statement makes no mention of the fairness opinion covenant, the closing condition, or any waiver of the condition. In the Proxy Statement Supplement, Renovaro admits that on January 10, 2024 (and only after receiving stockholder demand letters), the Board considered the fairness opinion apparently for the first time. The Board determined that "due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive the closing condition." The Board's basis for this decision is nonsensical and misleading in violation of Section 14(a) of the 1934 Act and Rule 14a-9. According to the Proxy Statement Supplement, on September 27, 2023 (the day before executing the Stock Purchase Agreement), the Board met with Renovaro management and K&L Gates; CEO Mark Dybul summarized a valuation report prepared by GEDi Cube (giving GEDi Cube a $225 million valuation), and the Board gave no weight to the valuation report because "GEDi generated no revenue and had no projections." Yet the Board "ultimately determined that it had a basis to move forward with the transaction given the timing and financial constraints facing the Company." That determination depended solely on Dybul's report that the unnamed "consultant" who prepared the report had confidence in the viability and the potential for commercialization of GEDi Cube's technology and platform. See Proxy Statement Supplement (supplementing page 57 of the Proxy Statement, revising paragraph 5). Then, on January 10, 2024, one week after issuing the Proxy Statement (in which the fairness opinion was not mentioned at all) and two weeks before the Special Meeting, the Board met again with management and K&L Gates. The Board determined that "due to the lack of financial projections regarding GEDi Cube, a fairness opinion would not be meaningful and directed Renovaro management to waive Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 16 of 31 Page ID #:124

10 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the closing condition." See id. (supplement page 57 of the Proxy Statement Supplement, adding a new paragraph at the end of the section). Renovaro's purported explanation about the fairness opinion lacks credibility and is materially misleading. On September 27, 2023, the Board disregarded GEDi Cube's valuation report because GEDi Cube generated no revenue and had no projections. One day later, on September 28, 2023, the Board unanimously approved the Stock Purchase Agreement, which included the fairness opinion covenant and closing condition. Between September 28, 2023 and January 3, 2024 (the date of the Proxy Statement), Renovaro apparently took no action to obtain a fairness opinion and failed to even consider the fairness opinion until January 10, 2024, when the Board, counseled by K&L Gates, directed Renovaro management to waive the closing condition based on identical information (lack of projections) it considered on September 27, 2023, one day before the Board agreed to the fairness opinion covenant and closing condition in the Stock Purchase Agreement. In a transaction that will give half of Renovaro's shareholder voting power to GEDi Cube, Renovaro must further supplement the Proxy Statement to include: (a) what (if any) action the Board took before January 10, 2024 to obtain a fairness opinion; (b) how the Board justifies relying on GEDi Cube's "lack of projections" to direct Renovaro management to waive the fairness opinion when that same information was available when the Board approved the Stock Purchase Agreement with the fairness opinion covenant and closing condition the following day; and (c) the identity of the unnamed "consultant" whose hearsay "confidence" is the sole basis upon which the Board moved forward with the Stock Purchase Agreement and, in turn, deemed the financial terms of the deal fair to Renovaro. 2. The power to vote shares held by Paseco. In the Proxy Statement, Renovaro represents that the Principal Stockholders Table includes, "to Renovaro's knowledge, except as indicated in the footnotes to this Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 17 of 31 Page ID #:125

11 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 table. . ., the persons named in the table have sole voting and dispositive power with respect to all shares of Common Stock beneficially owned by them." Renovaro then identifies Paseco as beneficially owning 15.09% of Renovaro's outstanding common stock, but the corresponding footnote (footnote 14) fails to disclose that Abildgaard has the power to vote and dispose of Paseco's shares. See Proxy Statement, at pp. 167-68. Abildgaard's name is not mentioned in the Proxy Statement at all. The Principal Stockholders Table is false and misleading as to Paseco. On October 6, 2023, Paseco and Abildgaard filed a Schedule 13G and Schedule 13G/A with the SEC under Section 13(g) of the 1934 Act, disclosing that Abildgaard "shares" the power to vote and the power to dispose of the shares held by Paseco.3 Renovaro has admitted actual knowledge that Abildgaard has the sole power to vote and dispose of the shares owned by Paseco in prior SEC statements. See SEC Form 10-K filed March 31, 2015 at p. 66 (Renovaro acknowledging that "the voting and disposition of the shares owned by Paseco . . . are controlled by Ole Abildgaard"). Since at least the March 2015 10-K filing, Renovaro and K&L Gates have entered multiple transactions and have had many interactions with Paseco, in which Abildgaard is the only company representative. (See Dkt. No.1, Compl. ¶¶ 32-48, 97-102.) Even absent actual knowledge, the contents of Paseco and Abildgaard's Schedule 13G and Schedule 13G/A filed on October 6, 2023 is imputed to Renovaro by Item 403 of SEC Regulation S-K.4 This renders the disclosure about Renovaro's 3 Even this disclosure is false and misleading because according to the same Schedule 13G and Schedule 13G/A, Abildgaard is the Chief Executive Officer and sole shareholder of Paseco, and no other individuals are identified who share the right to vote or dispose of the shares owned by Paseco. 4 See 17 CFR § 229.403. Security Ownership of certain beneficial owners and management ("registrant [Renovaro] shall be deemed to know the contents of any statements filed with the Commission pursuant to section 13(d) or 13(g) of the Exchange Act."). Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 18 of 31 Page ID #:126

12 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 knowledge of the persons who have the power to vote and dispose of Paseco's shares false and misleading. 3. Deficient disclosure about the shares issued in exchange for consulting services in connection with the GEDi Cube transaction. The material omission regarding Abildgaard's power to vote and dispose of Paseco's shares becomes more significant when considered together with Paseco's accumulation of Renovaro common stock, including in connection with consulting services for the GEDi Cube transaction. According to the Proxy Statement (p. 135), the pro forma adjustments in the combined financial statements included "one-time consulting fees of $2,760,000 related to the Transaction that was paid in shares at 10/23/2023 closing price of $2.76." Though the information is buried in Renovaro's SEC filings, these shares were almost certainly issued to Paseco: ? At the $2.76 per share price, 1,000,000 shares of the Company's common stock were issued on October 23, 2023 as payment for these consulting fees ($2,760,000/$2.76 = 1,000,000). ? According to the October 6, 2023 Schedule 13G/A filed by Paseco and Abildgaard and the Form 3 filed by Abildgaard, Paseco owned 3,462,292 shares of common stock as of October 6, 2023. ? According to the Company's SEC Form 10-K/A filed on October 30, 2023, Paseco's ownership of common stock increased by exactly 1,000,000 shares (from 3,462,292 to 4,462,292) as of October 24, 2023, the day after the 1,000,000 shares were issued as payment of the $2,760,000 in consulting fees. The Proxy Statement fails to disclose that Paseco, a greater than 10% beneficial owner and an affiliate,5 has received this consulting shares, and Abildgaard failed to 5 In the Company's SEC Form 10-Q filed on November 14, 2023 at p. 26, Renovaro admits Paseco became an affiliate after its participation in an August 1, 2023 Private Placement. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 19 of 31 Page ID #:127

13 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 file a Form 4 to report the acquisition of these shares as required by Section 16(a) of the 1934 Act.6 The Proxy Statement also omits the identity of an unnamed consultant who is being compensated with shares on behalf of both Renovaro and GEDi Cube. Under Section 2.2 of the Stock Purchase Agreement (p.17), 1,000,000 shares "representing shares issued by [Renovaro] to a consultant assisting the parties on the Transaction" are subtracted from the total shares to be issued to GEDi Cube stockholders (defined as Exchange Shares) upon closing of the transaction. Under Section 4.6 of the agreement (p.60), GEDi Cube agreed to issue the same unnamed consultant, just before closing, GEDi Cube shares that will result in the consultant receiving an additional 1,000,000 Exchange Shares in the Transaction. In other words, the unnamed consultant will receive not only an additional 1,000,000 shares of Renovaro common stock at closing, but the consultant will be also entitled to receive Earn-Out Shares for every Renovaro derivative security that is converted or exercised after the closing. Paseco currently has warrants exercisable into 3,258,965 shares of Renovaro common stock. See Proxy Statement, at pp. 167-68. If the consultant is Paseco or Abildgaard, then each time Paseco exercises any of its own warrants, it will receive its pro rata portion of the Earn-Out Shares issuable to GEDi Cube's stockholders because of such exercise. And no matter if the unnamed consultant is Paseco or Abildgaard, the consultant is on both sides of the Transaction, making 6 If Paseco is the consultant, then the Proxy Statement's characterization of "one-time consulting fees" is separately materially misleading due to Paseco's history of consulting for the Company. See Company's SEC Form 8-K filed August 12, 2014 at p.II-2 (Paseco received 1,400,000 shares of common stock in exchange for "advisory and consulting services" to the company and its majority shareholder related to a business combination and financing) and SEC Form 10-Q filed on November 14, 2023 at p. 26 (Paseco has had a consulting agreement for business advisory services since December 2019 and, for the quarter ending September 30, 2023, the Company issued 1,000,000 restricted common shares). Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 20 of 31 Page ID #:128

14 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the identity of this consultant and the reasons why the Board granted this additional benefit to the consultant material information that was omitted from the Proxy Statement.7 4. Material omissions about the automatic conversion of the Series A Preferred stock just before the closing under the Stock Purchase Agreement. According to the Proxy Statement, the 561,010 shares of Series A Preferred Stock will remain issued and outstanding after the closing under the Stock Purchase Agreement, and the 5,610,100 shares of common stock issuable upon conversion of the Series A Preferred Stock are included in the breakdown of Earn-Out Shares issuable upon conversion of Renovaro's derivative securities. See Proxy Statement, at p. 130. But the Series A Preferred Stock is governed by the Certificate of Designations, sections 6(a)(ii) and 6(b)(ii) of which provide that the 561,010 shares of Series A Preferred Stock will automatically convert (at a conversion rate of 10:1) into 5,610,100 shares of common stock just before the closing under the Stock Purchase Agreement. See SEC Form 8-K filed August 7, 2023, and Exh. 3.1. The Stock Purchase Agreement is a "Qualified Merger" under the Certificate of Designations, defined as (among other things) a stock purchase agreement "with another Person whereby such other Person acquires more than 35% of the outstanding shares of Common Stock or 35% or more of the voting power of the Common Stock." Although the term "Person" is not defined in the Certificate of Designations, the term is defined in the Stock Purchase Agreement as "any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, estate, joint venture . . . or other entity or group (which term group will include a ?group' as such term is defined in Section 13(d)(3) of the Exchange 7 This is especially so if, as Plaintiffs believe, this is the same consultant who delivered the GEDi Cube valuation and due diligence report, which the Board wholly disregarded for lack of projections. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 21 of 31 Page ID #:129

15 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Act)." (bold type added). The shareholders of GEDi Cube party to the Stock Purchase Agreement are a group (under Section 13(d)(3) or otherwise) that will acquire more than 35% of Renovaro's outstanding common stock under the Stock Purchase Agreement, rendering the transaction a Qualified Merger under the Certificate of Designations. The Proxy Statement, as supplemented by the Proxy Statement Supplement, is materially misleading because it does not disclose this pre-closing conversion, which will result in Renovaro issuing 70,834,189 shares of common stock at closing (not 65,224,089) with 11,555,531 shares of common stock as possible Earn-Out Shares (not 17,165,631). B. Success on the merits ? non-compliant disclosures under Section 13(d). The purpose of Section 13(d) of the Exchange Act is to "alert the marketplace to every large, rapid aggregation or accumulation of securities, regardless of technique employed, which might represent a potential shift in corporate control." Dreiling v. Am. Online Inc., 578 F.3d 995, 1002 (9th Cir. 2009). In particular, the rules are in place to prevent shareholders "from attempting to evade the disclosure requirement by pooling their interests." Id. To this end, Section 13(d) establishes a bright-line disclosure rule: any person or group acting together that has accumulated more than 5% of a company's outstanding shares must, within 10 days, file a public disclosure with the SEC that details the owner's background, how they acquired the stock, and any "contracts, arrangements, or understandings" regarding the "transfer of any of the securities." 15 U.S.C. § 78m(d)(1)(E). It must also disclose the purpose of the acquisition, including "any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board," or "any contracts, arrangements, understandings or relationships (legal or otherwise) among the [reporting persons] and between such persons and any person with respect to any securities of the issuer, including but not Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 22 of 31 Page ID #:130

16 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 limited to the transfer or voting of any of the securities, . . . naming the persons with whom such contracts, arrangements, understandings or relationship have been entered into." 17 C.F.R. § 240.13d?101. 1. Sindlev, RS Group, and RS Bio's non-compliance with Section 13(d). On March 5, 2015, RS Group filed a Schedule 13D with the SEC to report beneficial ownership of 515,000 shares (or 5.68%) of Renovaro's common stock. This Schedule 13D failed to include Sindlev as a reporting person as required by the instructions to Schedule 13D. During the eight years and ten months since RS Group's Schedule 13D filing, Sindlev has filed 26 beneficial ownership forms under Section 16(a) of the 1934 Act reporting transactions in Renovaro's securities (both in Sindlev's capacity as a director and as a greater than 10% beneficial owner through RS Group and RS Bio). During this same period: (a) Sindlev was elected as a director of the Company8 and eventually became Board Chair; (b) Sindlev became a greater than 10% beneficial owner of the Company's common stock through RS Group;9 (c) RS Group entered an Investor Rights Agreement which entitled RS Group to designate a director and under which RS Group agreed to vote in accordance with the board composition provisions contained therein;10 (d) RS Group entered a Standstill and Lock-Up Agreement under which it agreed to not transfer any shares during the lock-up period specified there (with some exceptions);11 (e) RS Group transferred all 8 See Form 8-K of the Company filed with the SEC on June 7, 2017. 9 See Form 3 of Sindlev filed with the SEC on July 17, 2017. 10 See Exhibit 10.2 to the Company's Form 8-K filed with the SEC on January 17, 2018 (§ 2.2) and the Company's Form 8-K filed with the SEC on February 23, 2018. 11 See Exhibit 10.3 to the Company's Form 8-K filed with the SEC on January 17, 2018 (§ 3) and the Company's Form 8-K filed with the SEC on February 23, 2018. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 23 of 31 Page ID #:131

17 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 of its shares of common stock and warrants to buy common stock to RS Bio;12 and (f) Sindlev's beneficial ownership increased from 5.68% on the date of the initial Schedule 13D to 21.43%.13 Rule 13d-2(a) requires a "prompt" amendment to report any material change in the information disclosed in a Schedule 13D. Despite being current beneficial owners of 21.43% of Renovaro's common stock, Sindlev and RS Bio have never been identified as reporting persons (as required), and none of Sindlev, RS Group, or RS Bio has filed a single amendment to the Schedule 13D filed by RS Group on March 5, 2015 despite clear obligations to do so. 2. Abildgaard and Paseco's non-compliance with Section 13(d). On October 6, 2023, Abildgaard and Paseco jointly filed (for the first time) a Schedule 13G with the SEC to report beneficial ownership of 7.7% of Renovaro's outstanding common stock as of June 26, 2023 and jointly filed a Schedule 13G/A with the SEC to report beneficial ownership of more than 13.9% of the Company's outstanding common stock as of August 1, 2023. No other amendments have been filed. Neither Abildgaard nor Paseco are eligible to file a Schedule 13G (rather than a Schedule 13D) because each has acquired Company securities "with the purpose or effect of changing or influencing the control the Company," or "in connection with or as a participant in any transaction having such purpose or effect." 15 U.S.C. § 78m(d)(5). On November 14, 2023, Renovaro filed a Form 10-Q (p.26) with the SEC, in which it admitted that Paseco became an affiliate because of its participation in an August 1, 2023 private placement. 12 See the Company's Form 10-K/A filed with the SEC on October 29, 2018 (p. 12 and footnote 2) and the Company's Form 10-K/A filed with the SEC on October 28, 2019 (p. 13 and footnote 1). 13 See Proxy Statement, at p. 167 (footnote 1). Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 24 of 31 Page ID #:132

18 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 SEC Rule 12b-2 under the 1934 Act defines "affiliate" of a specified person as "a person that directly, or indirectly through one or more intermediaries, controls, or is under common control with, the person specified." The rule further defines "control" as "the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise." Renovaro's admission about Paseco's affiliate status, thus, is an admission that Paseco controls Renovaro or Paseco and Renovaro are under the common control of Abildgaard. This prima facie establishes that Paseco and Abildgaard did not qualify for the Schedule 13G and 13G/A when they were filed with the SEC on October 6, 2023. Compelling evidence establishes that Paseco and Abildgaard have been Renovaro affiliates and subject to the Schedule 13D disclosure requirements long before the August Placement because they have repeatedly asserted management authority over or acted with the purpose or effect of changing or influencing the control of Renovaro, despite lack of a formal director or officer title. For example: ? According to the Company's "Super-8K" filed with the SEC on August 12, 2014, the Company issued 1,400,000 shares of common stock to "certain designees" of Paseco in exchange for "advisory and consulting services" to the company and its majority shareholder "in connection with planning and structuring (a) a business combination or share exchange and (b) subsequent financing by the company of up to $12 million." The Share Exchange Agreement (Exh. 4.2 at p.II-2) was dated February 12, 2014 between the Company (then known as Putnam Hills) and DanDrit BioTech A/S and had the purpose or effect of changing or influencing the control of the Company, disqualifying Paseco and Abildgaard from Schedule 13G and 13G/A eligibility. ? In February 2018, the Company (then known as DanDrit) acquired Enochian BioPharma, Inc. and changed its name to Enochian Biosciences, Inc. As closing merger consideration, the stockholders of Enochian BioPharma received about 49% of the Company's common stock outstanding, diluting the equity held by the pre-merger DanDrit shareholders by almost half. In connection with the acquisition closing, Abildgaard was integral in soliciting new investors (200 new Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 25 of 31 Page ID #:133

19 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 shareholders) and raising funding ($13.4 million) through a private placement (February 2018 Placement), so the Company could satisfy a closing condition for the acquisition of Enochian Biopharma. ? On February 2, 2019, Abildgaard emailed the agenda for the Renovaro Board Meeting scheduled for February 10, 2019 (even though Abildgaard was not listed as an attendee of the meeting), confirming that Abildgaard has high-level access to Board matters (often, as described in the examples below, to the exclusion of other Board members). ? On July 1, 2019, Ablidgaard emailed Sindlev, Dybul, and Grønfeldt-Sørensen, updating them about his work promoting the stock and securing foreign investors. In this same email, Abildgaard advises Sindlev, Dybul, and Grønfeldt-Sørensen about what to include (and not include) in a proposed shareholder letter and related strategy on when to transmit the shareholder letter. ? On September 21, 2019, Sindlev emailed Dybul and Parker (with a copy to Abildgaard), negotiating compensation for Abildgaard's work on behalf of the Company, including paying for experimental patient treatment "in hopes of getting data for Enochian." Dybul replied (again with a copy to Sindlev, Parker, and Abildgaard): "just want to be clear that without ole [Abildgaard] we would be lost and want to get him compensated." ? On August 28, 2020, Abildgaard emailed Luisa Puche (Renovaro CFO), copying Sindlev and Dybul and unilaterally instructing Puche to terminate Renovaro's contract with a third-party security company. On August 29, 2020, Puche carried out Ablidgaard's instruction, emailing the security company (copying Abildgaard, Sindlev, and Dybul) and terminating the contract. ? On March 13, 2021, Abildgaard emailed Sindlev and Dybul, advising them on when and how to make company "announcements" to "boost the share price." ? On November 20, 2021, Abildgaard responded to an email sent by Puche regarding a FINRA review of the trading activity on June 14, 2021. According to Puche, "We are required to ask of our board members, officers, employees, and consultants that were privy to [MNPI] the information prior to the [June 14, 2021] press release" (emphasis added), confirming that Abildgaard is privy to Company MPNI. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 26 of 31 Page ID #:134

20 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 ? On October 23, 2023, Paseco received 1,000,000 shares in exchange for consulting services provided to Renovaro in connection with the transactions contemplated by the Stock Purchase Agreement, transactions that will influence the control of the Company. Besides owning approximately 49% of Renovaro's post-closing, GEDi Cube will also have the right to designate four of Renovaro's nine directors after the closing under the Stock Purchase Agreement. See Dkt. 1, Compl. ¶ 100 and n.107 and 108. (Maitia Decl. ¶¶ 12(a)-o.) These non-exhaustive examples confirm that Paseco and Abildgaard are required to file Schedule 13Ds in accordance with Rule 13d-1(a) under the 1934 Act and amendments to such Schedule 13Ds in accordance with Rule 13d-2(a) under the 1934 Act. 3. Karsten Ree, Torben Bjørn Christensen, and their holding companies non-compliance with Section 13(d). Karsten Ree Holding B ApS filed a Schedule 13D on March 15, 2015 to report 5.52% beneficial ownership of the Company's common stock, but Karsten Ree (Ree) was not included as a reporting person as required by such filing, and the Schedule 13D was never amended despite later transactions in the Company's securities beneficially owned by Ree, Karsten Ree Holding B, and Karsten Ree Holding I ApS, as shown by Renovaro's Form 10-K filed with the SEC on September 29, 2017 (pp. 22-23 and footnote 4). According to the Company's Form 10-K filed with the SEC on September 28, 2016 (pp.62-63 and n.5), Po-Ma Invest ApS (Po-Ma) owned 12.29% of the Company's common stock as of September 8, 2016, and Torben Bjørn Christensen (Christensen) had sole voting and dispositive power over those shares on that date. Christensen filed a Form 3 with the SEC on July 17, 2017 to report his election as a director of the Company, but he failed to disclose his indirect beneficial ownership of the shares held by Po-Ma. Po-Ma's shares were later transferred to TBC Invest A/S (another entity controlled by Christensen to which Company shares were later transferred (TBC Invest)), and none of Christensen, Po-Ma, or TBC Invest has ever Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 27 of 31 Page ID #:135

21 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 filed a Schedule 13D or any amendment to a Schedule 13D despite later transactions in the Company's securities. Ree, Christensen, and their holding companies, therefore, are not compliant with Rule 13d-1(a) under the 1934 Act. C. Shareholders of Renovaro Biosciences, Inc. will suffer irreparable injury without injunctive relief. "An uninformed shareholder vote is often considered an irreparable harm, particularly because the raison d'etre of many of the securities laws is to ensure that shareholders make informed decisions." Allergan, Inc. v. Valeant Pharm. Int'l, Inc., 2014 WL 5604539, at *16 (C.D. Cal. Nov. 4, 2014) (ordering defendants to make corrective disclosures to proxy materials prior to shareholder vote). "In any event, preventing an uninformed shareholder vote through corrective disclosures once the inadequate disclosure is discovered is preferable to sorting out post-vote remedies for uninformed shareholders." Id. Courts routinely hold that irreparable harm is established when it is unclear whether proper disclosures were made, whether under Section 14(a) (non-misleading proxy materials or Section 13(d). See, e.g., Lichtenberg v. Besicorp Group, 43 F.Supp.2d 376, 390 (S.D.N.Y.1999) ("Irreparable injury results from the use of [materially] false and misleading proxies when the free exercise of shareholders' voting rights will be frustrated."); Bender v. Jordan, 439 F. Supp. 2d 139, 179 (D.D.C. 2006) (granting preliminary injunction enjoining defendants from disseminating further proxy materials or holding shareholder meeting until further order of court); Meridian OHC Partners, LP v. Davis, 2018 WL 1368266 (D. Nev. Mar. 15, 2018) ("If Section 13(d)'s mandate to provide shareholders with complete Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 28 of 31 Page ID #:136

22 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 and accurate information is not honored, then shareholders will continue to be harmed until full and accurate disclosures are reported.").14 Here, through the Special Meeting, the Board is attempting to push through a charter amendment necessary to close the GEDi Cube transaction, the result of which will be giving away half the company and diluting existing Renovaro stockholders by half. Renovaro stockholders have a right to complete and unbiased disclosures in the Proxy Statement and the 13Ds required by Sindlev, Abildgaard, Ree, and Christensen (and their entities) before voting at the Special Meeting, and this irreparable harm favors emergency injunctive relief. D. Defendants will suffer no cognizable harm from an injunction. The benefit of injunctive relief far outweighs any detriment by Defendants, who would simply be required to cease conduct that violates the 1934 and Delaware law, and to make the complete and accurate disclosures required by Sections 14(a) and 13D before the Special Meeting. While coming into compliance (possibly resulting in delay of the Special Meeting) "would not come without cost" to Defendants, this does not outweigh the 14 See also, e.g., Morrison Knudsen Corp. v. Heil, 705 F. Supp. 497, 504-05 (D. Idaho 1988) (enjoining shareholder from exerting control over the company until Schedule 13D amended, as approved by the Court); E.ON AG v. Acciona, S.A., 468 F. Supp. 2d 537, 556 (S.D.N.Y. 2006) ("Where there has been a failure to disclose material facts in a Schedule 13D prior to the consummation of a tender offer, a preliminary injunction should ordinarily issue requiring a corrective disclosure, and if necessary, enjoining a tender offer until such disclosures have been made.") (reserving on the issue of the injunction); Taseko Mines Ltd. v. Raging River Cap., 185 F. Supp. 3d 87, 94 (D.D.C. 2016) (granting preliminary injunction based on failure to comply with Schedule 13D disclosures); Arcturus Therapeutics Ltd. v. Payne, 2018 WL 2316790, at *8 (S.D. Cal. May 22, 2018) (granting preliminary injunction, requiring certain stockholders to supplement 13D disclosures). Cf. SEC v. Murphy, 626 F.2d 633, 657 (9th Cir. 1980) (injunction granted based on Section 5 violations to "[a]ssure[] the investors' awareness of matters affecting their investment") Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 29 of 31 Page ID #:137

23 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 harm to misinformed shareholders before a vote. Bender, 439 F. Supp. 2d at 178 (granting injunction). Even so, "the injury a defendant might suffer if an injunction were imposed may be discounted by the fact that the defendant brought that injury upon itself." Novartis Consumer Health, Inc. v. Johnson & Johnson-Merck Consumer Pharms. Co., 290 F.3d 578, 596 (3d Cir. 2002); cf. Ahlman v. Barnes, 2020 WL 3547960, at *3 (9th Cir. June 17, 2020) ("Self-inflicted wounds are not irreparable injury."). This factor, too, favors Plaintiffs' emergency injunctive relief. E. The public interest favors equitable relief. The public interest likewise supports the issuance of emergency injunctive relief before the Special Meeting. The "effective enforcement of the federal securities laws promotes the public interest." Taseko Mines Ltd., 185 F. Supp. 3d at 94 (D.D.C. 2016); see also SEC v. Rind, 991 F.2d 1486, 1491 (9th Cir. 1993) (enforcement of the securities laws "vindicates public rights and furthers the public interest."); SEC v. Asset Mgmt. Corp., 456 F. Supp. 998, 1000 (S.D. Ind. 1978) (finding an "intense public interest" in the enforcement of securities laws). F. No bond is necessary. Federal Rule of Civil Procedure 65(c) provides that the "court may issue a preliminary injunction or a temporary restraining order only if the movant gives security in an amount that the court considers proper to pay the costs and damages sustained by any party found to have been wrongfully enjoined or restrained." Despite this rule, the "district court retains discretion ?as to the amount of security required, if any,'" Diaz v. Brewer, 656 F.3d 1008, 1015 (9th Cir. 2011), and it remains the burden of "the party affected by the injunction" (here, Defendants) to "present[ ] evidence that a bond is needed." Connecticut Gen. Life Ins. Co. v. New Images of Beverly Hills, 321 F.3d 878, 883 (9th Cir. 2003). The bond amount may be "zero" when there is no evidence of damage suffered from the injunction. Id. at 882. Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 30 of 31 Page ID #:138

24 PLAINTIFFS' EX PARTE APPLICATION FOR A TEMPORARY RESTRAINING ORDER 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Here, Plaintiffs are only asking for adequate disclosure under Sections 14(a) and 13(d), and Defendants suffer no damages by honoring these disclosure obligations required by federal securities laws. To the extent the Special Meeting must be postponed allowing time for the disclosures to be made, this does not change the analysis. Shareholder meetings are postponed all the time and for various reasons. During its most recent shareholder meeting on June 22, 2023, Renovaro adjourned and postponed the meeting due to a lack of quorum and rescheduled the meeting for 30 days later to be held virtually. See Form 8-K filed June 22, 2023. Furthermore, the date by which Renovaro needs to obtain shareholder approval to satisfy the conditions under the Stock Purchase Agreement is February 28, 2024, more than a month away. Without Defendants showing of actual damages related to compliance with Sections 14(a) and 13D, the Court should exercise its discretion not to require any bond. Dated: January 23, 2024 Respectfully submitted By: Megan A. Maitia Jennifer L. Williams SUMMA LLP Attorneys for Plaintiffs Weird Science LLC and William Anderson Wittekind Case 2:24-cv-00645 Document 2 Filed 01/23/24 Page 31 of 31 Page ID #:139